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                          AGREEMENT AND PLAN OF MERGER
                                  DATED AS OF
                                NOVEMBER 3, 1997

                                     AMONG

                               PLASTI-LINE, INC.,
                               PL HOLDING CORP.,
                             PL ACQUISITION CORP.,

                                      AND

                                JAMES R. MARTIN

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                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of November 3, 1997, by and among PLASTI-LINE, INC., a Tennessee corporation (the "Company"), PL HOLDING CORP., a Tennessee corporation (the "Parent"), PL ACQUISITION CORP., a Tennessee corporation and a wholly owned subsidiary of Parent (the "Purchaser") and James R. Martin ("Martin").

     WHEREAS, the Board of Directors of each of the Company, the Parent and the Purchaser has approved, and deems its advisable and in the best interests of its respective shareholders to consummate, the acquisition of the Company by the Parent upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1 Company Actions. The Company represents that the disinterested members of its Board of Directors, at a meeting duly called and held and acting, in part, on the unanimous recommendation of a Special Committee of the Board appointed on July 18, 1997 and comprised entirely of directors who are neither members of management of the Company nor affiliated with Martin, Parent or the Purchaser or any Affiliate thereof (the "Special Committee"), has
(i) unanimously determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the shareholders of the Company other than Martin, Parent or Purchaser or their affiliates (the "Public Shareholders"), (ii) unanimously approved and adopted this Agreement and the transactions contemplated hereby, including the Merger (collectively, the "Transactions"), and such approval, to the extent necessary, constitutes approval of the Transactions for purposes of Section 48-103-205 of the Combination Act, such that Section 48-103-205 of the Combination Act will not apply to the Transactions, and (iii) unanimously resolved to recommend approval and adoption of this Agreement and the Transactions by the Company's shareholders (the "Shareholders"), provided, that such recommendation may be withdrawn, modified or amended by the Board of Directors of the Company if the Board deems such withdrawal, modification or amendment necessary in light of its fiduciary obligation to the Shareholders after consultation with counsel.

     Section 1.2 The Merger. Subject to the terms and conditions of this Agreement, and in accordance with Tennessee law, at the Effective Time, the Company and the Purchaser shall consummate a merger (the "Merger") pursuant to which (a) the Purchaser shall be merged with and into the Company and the separate corporate existence of the Purchaser shall thereupon cease; (b) the Company shall be the successor or surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Tennessee; and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in this
Section 1.2. Pursuant to the Merger, (i) the Company's Amended and Restated Charter ("Charter") shall be amended in its entirety to read as the Charter of the Purchaser, in effect immediately prior to the Effective Time, except that Article FIRST thereof shall promptly be amended to read as follows: "FIRST: The name of the corporation is Plasti-Line, Inc." and, as so amended, shall be the Charter of the Surviving Corporation until thereafter amended as provided by applicable Law and such Charter; and (ii) the Bylaws of the Purchaser (the "Bylaws"), as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by applicable Law, by such Charter or by such Bylaws. The Merger shall have the effects specified in the TBCA.

     Section 1.3 Effective Time. Subject to the terms and conditions of this Agreement, the Parent, the Purchaser and the Company will cause Articles of Merger to be executed and filed on the Closing Date (or on such other date as the Parent and the Company may agree) with the Secretary of State of the State of Tennessee as provided in the TBCA. The Merger shall become effective on the date on which the Articles of Merger are duly filed with the Secretary of State of the State of Tennessee or such time as is agreed upon by

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the parties and specified in the Articles of Merger, and such time is hereinafter referred to as the "Effective Time."

     Section 1.4 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second Business Day after satisfaction or waiver of all of the conditions set forth in Article 6 hereof (the "Closing Date"), at the corporate offices of the Company, unless another date or place is agreed to in writing by the parties hereto.

     Section 1.5 Directors and Officers of the Surviving Corporation. The directors of the Purchaser and the officers of the Company at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with applicable law, the Charter and the Bylaws.

                                   ARTICLE 2

                            CONVERSION OF SECURITIES

     Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of the Company Common Stock (the "Shares") or holders of any shares of the Purchaser Common Stock:

          (a) Purchaser Common Stock. Each issued and outstanding share of the Purchaser Common Stock shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

          (b) No Effect on Parent-Owned Stock. All Shares that are owned by the Parent shall continue to remain issued and outstanding and shall not be converted into the right to receive the Merger Consideration.

          (c) Cancellation of Treasury Stock. All Shares that are owned by the Company as treasury stock immediately prior to the Effective Time shall be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (d) Exchange of Shares. Each issued and outstanding Share, and all Shares subject to outstanding options that remain outstanding at the Effective Time and not theretofore canceled as provided in Section 2.4 hereof (other than Shares held by the Parent as described in Section 2.1(b), Shares to be canceled in accordance with Section 2.1(c) and any Shares which are held by shareholders exercising dissenters' rights pursuant to Chapter 23 of the TBCA ("Dissenting Shareholders")) shall be converted into the right to receive $14.50 in cash, payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the certificate formerly representing such Share in the manner provided in
     Section 2.2. All such Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest, or the right, if any, to receive payment from the Surviving Corporation of the "fair value" of such Shares as determined in accordance with Chapter 23 of the TBCA.

     Section 2.2 Exchange of Certificates. (a) Paying Agent. At or prior to the Effective Time, the Parent shall designate a bank reasonably acceptable to the Company to act as agent for the holders of the Shares in connection with the Merger (the "Paying Agent"), and the Parent shall, or shall cause the Surviving Corporation to, make available to the Paying Agent the funds to which holders of the Shares shall become entitled pursuant to Section 2.1(d). Such funds shall be invested by the Paying Agent as directed by the Parent or the Surviving Corporation.

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a stock certificate or certificates, which immediately prior to the

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Effective Time represented outstanding Shares (the "Certificates"), whose Shares were converted pursuant to Section 2.1 into the right to receive the Merger
Consideration: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as the Parent and the Company may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to promptly receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate and the Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2.

     (c) Transfer Books; No Further Ownership Rights in the Shares. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for the Merger Consideration as provided in this Article 2.

     (d) Termination of Fund; No Liability. At any time following twelve months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

     (e) Lost, Stolen or Destroyed Certificates. In the event any Certificate for Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to Section 2.2(b).

     Section 2.3 Dissenters' Rights. The Company shall notify NASDAQ National Market System that the shares will not be listed on the National Market System effective the day prior to the Effective Time, so that at the Effective Time dissenting Shareholders shall be entitled to be paid the fair value of such holder's Shares, as provided in Chapter 23 of the TBCA. The Company shall give the Parent notice thereof and the Parent shall have the right to participate in all negotiations and proceedings with respect to any such demands. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of the Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Shares held by such Dissenting Shareholder shall thereupon be treated as though such Shares had been converted into the right to receive, as of the Effective Time, the Merger Consideration pursuant to Section 2.1.

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     Section 2.4  Options and Other Stock Incentive Plans.  At the Effective
Time, each holder of a then outstanding, immediately exercisable option to purchase Company Common Stock under the Company's 1991 Stock Incentive Program shall, in settlement thereof, receive from the Company for each share of Company Common Stock subject to such option an amount (subject to any applicable withholding tax) in cash equal to the excess of the Merger Consideration over the per share exercise price of such option (such amount being hereinafter referred to as the "Option Consideration"); provided, however, that with respect to any person subject to Section 16(a) of the Exchange Act, any such amount shall be paid as soon as practicable after the first date payment can be made without liability to such person under Section 16(b) of the Exchange Act. Upon receipt of the Option Consideration, the option shall be canceled. The surrender of an option shall be deemed a release of any and all rights the holder had or may have had in respect of such option. The Company shall take such steps as may be necessary to acquire on the Effective Date for a nominal consideration the shares of Common Stock held by certain officers of the Company pursuant to restrictive agreements and subject to vesting upon achieving sales of $200 million and profits of $20 million.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Parent that

     Section 3.1 Corporate Existence and Power. The Company and each of the Company Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the Laws of the state of its incorporation, and has all corporate powers and approvals required to carry on its business as now conducted.

     Section 3.2 Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions are within the Company's corporate powers and, except for any required approval by the Shareholders and the Public Shareholders in connection with the consummation of the Transactions, this Agreement will have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of the Company.

     Section 3.3 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions by the Company require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of Articles of Merger in accordance with the TBCA; (ii) compliance with applicable requirements of the Exchange Act; and (iii) filing under the HSR Act.

     Section 3.4 Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions do not and will not (i) contravene or conflict with the Charter or Bylaws of the Company, or (ii) assuming compliance with the matters referred to in Section 3.3, contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company or any Company Subsidiary.

     Section 3.5 Capitalization. The authorized capital stock of the Company consists of 20,000,000 authorized Shares of Company Common Stock and 5,000,000 authorized shares of Preferred Stock. As of the date hereof, (a) 3,720,092 Shares of Company Common Stock were issued and outstanding, (b) no Shares of Company Common Stock were held in the treasury of the Company, (c) 144,500 Shares of Company Common Stock were reserved for future issuance pursuant to outstanding employee stock options granted pursuant to the 1991 Stock Incentive Program ("Option Plans"), (d) no shares of Preferred Stock were issued and outstanding, and (e) no shares of Preferred Stock were held in the treasury of the Company. Since August 1, 1997, the Company has not issued or granted additional options or restricted stock under the Option Plans. All outstanding Shares of Company Common Stock are, and all Shares that may be issued pursuant to the exercise of outstanding options under the Option Plans will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company outstanding. Except as set forth in this Section, as of the date hereof there are (i) no shares of capital stock or other voting securities of the Company authorized, issued or

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outstanding, (ii) no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of the Company Subsidiaries, obligating the Company or any of the Company Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of the Company Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of the Company Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) no outstanding contractual obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any Shares, or the capital stock of the Company, or any Company Subsidiary or other Affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Company Subsidiary or any other entity other than loans to Company Subsidiaries in the ordinary course of business.

     Section 3.6 Company Subsidiaries. Other than the Company Subsidiaries, the Company does not own any equity interest in any corporation or other entity or any marketable securities where the Company's equity interest in any entity exceeds five percent of the outstanding equity of such entity on the date hereof. All of the outstanding capital stock of, or other ownership interest in, each Company Subsidiary is owned by the Company and is owned free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of the Company or any Company Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Company Subsidiary, or (ii) options or other rights to acquire from the Company or any Company Subsidiary, and no other obligation of the Company or, to the knowledge of the Company, any Company Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Company Subsidiary (the items in clauses (i) and (ii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of the Company or, to the knowledge of the Company, any Company Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

     Section 3.7 Disclosure Documents. (a) Each document required to be filed by the Company with the SEC in connection with the Transactions contemplated by this Agreement (the "Company Disclosure Documents"), including, without limitation, the Proxy Statement will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act.

     (b) At the time the Proxy Statement or any amendment or supplement thereto is first mailed to Shareholders, at the time such Shareholders vote on adoption of this Agreement, and at the Effective Time, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Company Disclosure Document other than the Proxy Statement and at the time of any distribution thereof, such Company Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (c) The representations and warranties contained in this Section 3.7 will not apply to statements or omissions included in any Company Disclosure Documents (including, without limitation, the Proxy Statement) based upon information furnished to the Company by the Parent or the Purchaser specifically for use therein.

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                                   ARTICLE 4

         REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE PURCHASER

     The Parent and the Purchaser represent and warrant to the Company that:

     Section 4.1 Corporate Existence and Power. Each of the Parent and the Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Tennessee, and each has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to consummate the transactions contemplated by this Agreement. Since the date of its incorporation, the Purchaser has not engaged in any material activities other than in connection with or as contemplated by this Agreement.

     Section 4.2 Capitalization. The authorized capital stock of Purchaser consists of 1,000 shares of common stock, par value $.001 per share, of which 1,000 shares are outstanding as of the Effective Time and are owned, beneficially or of record, by Parent. All of the issued and outstanding shares of capital stock of the Purchaser are validly issued, fully paid, nonassesable and free of preemptive rights and all liens.

     Section 4.3 Corporate Authorization. The execution, delivery and performance by the Parent and the Purchaser of this Agreement and the consummation by the Parent and the Purchaser of the Transactions contemplated hereby are within the corporate powers of the Parent and the Purchaser and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of the Parent and the Purchaser.

     Section 4.4 Governmental Authorization. The execution, delivery and performance by the Parent and the Purchaser of this Agreement and the consummation by the Parent and the Purchaser of the Transactions contemplated by this Agreement require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of Articles of Merger in accordance with the TBCA, (ii) compliance with any applicable requirements of the Exchange Act, and (iii) filing under the HSR Act.

     Section 4.5 Non-Contravention. The execution, delivery and performance by the Parent and the Purchaser of this Agreement and the consummation by the Parent and the Purchaser of the Transactions contemplated hereby do not and will not (i) contravene or conflict with the charter or bylaws of the Parent or the Purchaser, or (ii) assuming compliance with the matters referred to in Section 4.4, contravene or conflict with any material provision of Law or Order binding upon or applicable to the Parent or the Purchaser.

     Section 4.6 Disclosure Documents. The information with respect to the Parent and its Affiliates that the Parent furnishes to the Company for use in any Company Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Proxy Statement at the time the Proxy Statement or any amendment or supplement thereto is first mailed to the Shareholders, at the time the Shareholders vote on adoption of this Agreement and at the Effective Time, and (ii) in the case of any Company Disclosure Document other than the Proxy Statement, at the time of the filing thereof and at the time of any distribution thereof.

     Section 4.7 Finders' and Bankers' Fees. Except for William Blair & Co., there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Parent or the Purchaser who might be entitled to any fee or commission from the Parent and/or the Purchaser in connection with the Transactions.

     Section 4.8 Financing: Solvency Matters. (a) The Parent or Purchaser (as the case may be) has engaged William Blair & Company to assist it and Company in raising funds. Blair has obtained written commitments from Key Corporate Capital Inc., KeyCorp Real Estate Capital Markets, Inc. (collectively the "Senior Lenders")and RSTW Partners III, L.P. ("Subordinated Lender"), copies of which have been provided to the Company and the Special Committee. The funds provided by such commitments are sufficient to complete the merger contemplated hereunder. Company and Parent shall use their reasonable business efforts to close the loans reflected in the written commitments. Any material change in the terms of the

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commitment or any new commitment must be approved by the Company and Parent, which approval will not be unreasonable withheld by either party.

     (b) Upon consummation of the Transactions, (i) the fair value of the Surviving Corporation's assets will exceed the Surviving corporation's stated liabilities and identified contingent liabilities, (ii) the Surviving Corporation will be able to pay its debts as they become absolute and become due in the usual course of business, and (iii) the capital remaining in the Surviving Corporation after consummation of the Transactions will not be unreasonably small for the business in which the Surviving corporation is engaged and is proposed to be engaged following consummation of the Transactions.

                                   ARTICLE 5

                                   COVENANTS

     Section 5.1 Interim Operations of the Company. From the date hereof until the Effective Time, the Company and the Company Subsidiaries shall conduct their business in the ordinary course consistent with past practice and (except in connection with the Merger) shall use all commercially reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, without the prior written consent of the
Parent:

          (a) the Company will not, directly or indirectly, (i) except upon exercise of employee stock options outstanding on the date hereof, issue, sell, transfer or pledge or agree to sell, transfer or pledge any treasury stock of the Company or any capital stock of any of the Company Subsidiaries beneficially owned by it; (ii) amend its Charter or Bylaws or similar organizational documents; or (iii) split, combine or reclassify the outstanding Shares or Preferred Stock or any outstanding capital stock of any of the Company Subsidiaries;

          (b) neither the Company nor any of the Company Subsidiaries shall: (i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock, other than dividends paid by Company Subsidiaries to the Company in the ordinary course of business; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or the Company Subsidiaries, other than Shares reserved for issuance on the date hereof pursuant to the exercise of Company Options outstanding on the date hereof;
     (iii) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets other than in the ordinary and usual course of business and consistent with past practice, or incur or modify any indebtedness or other liability, other than in the ordinary and usual course of business and consistent with past practice; or (iv) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

          (c) neither the Company nor any of the Company Subsidiaries shall: (i) grant any increase in the compensation payable or to become payable by the Company or any of the Company Subsidiaries to any of its executive officers; or (ii) adopt any new, or amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under, any existing bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement; or (iii) enter into any employment or severance agreement with or, except in accordance with the existing written policies of the Company, grant any severance or termination pay to any officer, director or employee of the Company or any of the Company Subsidiaries;

          (d) neither the Company nor any of the Company Subsidiaries shall permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without notice to the Parent, except in the ordinary course of business and consistent with past practice;

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          (e) neither the Company nor any of the Company Subsidiaries shall enter into any contract or transaction relating to the purchase of assets other than in the ordinary course of business consistent with prior practice;

          (f) neither the Company nor any of the Company Subsidiaries shall change any of the accounting methods used by it unless required by GAAP, neither the Company nor any of the Company Subsidiaries shall make any material tax election except in the ordinary course of business consistent with past practice, change any material tax election already made, adopt any material tax accounting method except in the ordinary course of business consistent with past practice, change any material tax accounting method unless required by GAAP, enter into any closing agreement, settle any tax claim or assessment or consent to any tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment;

          (g) neither the Company nor any of the Company Subsidiaries shall: (i) incur or assume any long-term debt; (ii) except in the ordinary course of business and consistent with past practice, incur or assume any short-term indebtedness; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (iv) make any loans, advances or capital contributions to, or investment in, any other Person (other than to Company Subsidiaries or customary loans or advances to employees in accordance with past practice); or (v) enter into any material commitment or transaction (including, but not limited to, any borrowing, capital expenditure or purchase, sale or lease of assets);

          (h) neither the Company nor any of the Company Subsidiaries shall settle or compromise any material claim, lawsuit, liability or obligation, and neither the Company nor any of the Company Subsidiaries shall pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligation, (x) to the extent reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and the Company Subsidiaries on a consolidated basis, (y) incurred in the ordinary course of business and consistent with past practice or (z) which are legally required to be paid, discharged or satisfied;

          (i) neither the Company nor any of the Company Subsidiaries will take, or agree to commit to take, any action that would make any representation or warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time;

          (j) neither the Company nor any of the Company Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

     Section 5.2 Access to Information. From the date hereof until the Effective Time, the Company will give the Parent and the Purchaser, and their respective counsel, financial advisors, prospective lenders, auditors and other authorized representatives full access to the offices, properties, books and records of the Company and the Company Subsidiaries, will furnish to the Parent and the Purchaser and their respective counsel, financial advisors, prospective lenders, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the Company's employees, counsel, financial advisors and auditors to cooperate with the Parent and the Purchaser in their investigation of the business of the Company and the Company Subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by the Company to the Parent hereunder.

     Section 5.3 Other Potential Bidders. The Company shall, directly or indirectly, furnish information and access, in each case in response to unsolicited requests therefor, received prior to or after the date of this Agreement, to the same extent permitted by Section 5.2 hereof, to any Person pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with any such Person concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving the Company or any Company Subsidiary or division of the Company (any such transaction being referred to herein as a

"Competing Transaction"), only if the Special Committee determines, that such action is necessary in light of the fiduciary obligations of the Board of Directors to the Public Shareholders after consultation with counsel. In such event, the Company shall direct its officers and other appropriate personnel to cooperate with and be reasonably available to consult with any such Person. Except as set forth above, the Company shall not solicit, participate in or initiate discussions or negotiations with, or provide any information to, any Person (other than the Parent or the Purchaser) concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving the Company or any Company Subsidiary or division of the Company.

     Section 5.4 Notices of Certain Events. Each party shall promptly notify the other parties of:

          (a) any notice or other communication received by such party from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

          (b) any occurrence or non-occurrence of any event that would cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time;

          (c) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; and

          (d) any notice or other communication from any Governmental Authority in connection with the Transactions; provided, however, that the delivery of any notice pursuant to this Section 5.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 5.5 Voting of Shares. (a) In any vote of the Shareholders with respect to this Agreement and the Transactions, Martin, the Parent and the Purchaser shall vote or cause to be voted all of the shares of Company Common Stock beneficially owned by each such party in favor of the approval and adoption of this Agreement and the Transactions.

     (b) All Directors of the Company have agreed with the Company that they will also vote all shares in favor of the approval and adoption of this Agreement and the Transactions.

     Section 5.6 Director and Officer Liability. For six years from and after the Effective Time, the Parent will or will cause the Surviving Corporation to indemnify and hold harmless the present and former officers and directors of the Company and the Company Subsidiaries ("Indemnified Persons") in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent provided under the TBCA or under the Company's Charter and Bylaws in effect on the date hereof. For such six years from and after the Effective Time, the Parent will use all commercially reasonable efforts to provide, or to cause the Surviving Corporation to provide, officers' and directors' liability insurance in respect of acts or omissions occurring at or prior to the Effective Time covering each such Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof, provided that if such coverage is not obtainable at an aggregate amount per annum less than or equal to two times the aggregate amount per annum the Company paid in its last full fiscal year, the Parent will purchase, or cause the Surviving Corporation to purchase, such lesser amount of coverage, on terms as similar in coverage as practicable to such coverage in effect on the date hereof, as may be obtained having an aggregate per annum cost not to exceed two times the aggregate amount per annum the Company paid in its last full fiscal year, which amount has been disclosed to the Parent. Notwithstanding any provision herein to the contrary, the covenants contained in this Section 5.6 shall survive the Effective Time and the consummation of the Transactions, are intended to benefit the Indemnified Persons, and shall be binding on all successors and assigns of the Parent and the Surviving Corporation.

     Section 5.7 Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done all things necessary, proper or advisable under applicable Laws to consummate the Transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company shall, and shall cause the Company Subsidiaries to, assist the Parent and the Purchaser in obtaining financing necessary or desirable to complete the Transactions, including, without limitation, executing on or after the Effective Date such loan agreements, notes, guarantees, security agreements, certificates of representations and warranties and other documents, and obtaining such opinions of counsel and accountants' comfort letters, as may be reasonably requested by the Parent, the Purchaser or their prospective lenders in connection with the receipt of the financing necessary or desirable to complete the Transactions. Martin will use his best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws to consummate the Transactions contemplated by this Agreement, provided, however, he (and the other stockholders of Parent) shall not be required to provide in the aggregate more than $10 million of equity for the Parent. Martin shall keep the Company informed of the progress in raising the necessary funds and shall obtain binding commitments from reputable lenders for the necessary funds before the Proxy Statement referred to in Section 5.11 is mailed.

     Section 5.8 Certain Filings. The Company, the Parent and the Purchaser shall cooperate with each other (a) in connection with the preparation of the Company Disclosure Documents, (b) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement, and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Disclosure Documents and seeking timely to obtain any such actions, consents, approvals or waivers.

     Section 5.9 Public Announcements. The Parent and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the Transactions and, except as may be required by applicable Law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

     Section 5.10 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or the Purchaser, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or the Purchaser, any other actions and things they may deem desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     Section 5.11 Shareholders' Meeting. The Company shall, in accordance with applicable Law:

          (a) duly call, give notice of, convene and hold a special meeting of the Shareholders (the "Special Meeting") as soon as reasonably practicable for the purpose of considering and voting upon the approval of the Transactions and the adoption of this Agreement, and comply with all legal requirements applicable to such meeting;

          (b) in connection with such meeting, promptly prepare and file with the SEC a preliminary proxy or information statement, and a Schedule 13E-3 Transaction Statement required pursuant to Section 13(e) of the Exchange Act (the "Schedule 13E-3"), relating to the Transactions and this Agreement and use its best efforts (x) to obtain and furnish the information required to be included by the SEC in such preliminary proxy statement and Schedule 13E-3 and, after consultation with the Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or Schedule 13E-3 and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Proxy Statement") to be mailed to the Shareholders, provided that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with the Parent and its counsel, and (y) to obtain the necessary approvals of the Transactions and this Agreement by the Shareholders; and

          (c) include in the Proxy Statement the recommendation of the Board that the Shareholders vote in favor of the approval of the Transactions and the adoption of this Agreement.

                                   ARTICLE 6

                            CONDITIONS TO THE MERGER

     Section 6.1 Conditions to the Obligations of Each Party. The obligations of the Company, the Parent and the Purchaser to consummate the Transactions are subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, by each of the parties intended to benefit therefrom, to the extent permitted by applicable
Law:

          (a) this Agreement and the Transactions shall have been approved and adopted by a majority of all Shares of the Company Common Stock entitled to vote thereon, in accordance with Section 48-21-104 of the TBCA; and by a majority of the shares of Company Common Stock entitled to vote thereon held by the Public Shareholders.

          (b) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Transactions illegal or otherwise prohibiting consummation of the Transactions;

          (c) all actions by or in respect of or filings with any Governmental Authority required to permit the consummation of the Transactions shall have been obtained, other than the filing of the requisite Articles of Merger with the Secretary of State of Tennessee;

          (d) at the time of mailing of the Proxy Statement, at the time of the Special Meeting, and at the Effective Time, J. C. Bradford & Co. shall have reaffirmed in writing the fairness opinion previously prepared and delivered by it to the Special Committee and shall not have withdrawn such opinion; and

     Section 6.2 Additional Conditions to the Obligations of the Parent and the Purchaser. The obligations of the Parent and the Purchaser to consummate the Merger are also subject to the satisfaction at or prior to the Effective Time of the following further conditions, any or all of which may be waived, in whole or in part, by each of the parties intended to benefit therefrom, to the extent permitted by applicable Law:

          (a) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of the Company contained in this Agreement and in any certificate delivered by the Company pursuant hereto shall be true and correct in all respects, except where the breach or inaccuracy thereof would not, individually or in the aggregate, have a Material Adverse Effect, at and as of the Effective Time as if made at and as of such time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and the Parent shall have received a certificate signed by the principal financial officer of the Company to the foregoing effect;

          (b) no Material Adverse Effect shall have occurred;

          (c) the Parent shall have received or be satisfied that it will receive all consents and approvals contemplated by Section 3.3 and any other consents of third parties necessary in connection with the consummation of the Merger if the failure to obtain any such consent would have a Material Adverse Effect;

          (d) the Parent and the Purchaser shall have obtained equity and debt funds necessary to finance the Transactions, either through direct obligations or through obligations entered into by the Company; and

          (e) the Parent shall have received all documents it may reasonably request relating to the existence of the Company and the authority of the Company to enter into this Agreement, all in form and substance reasonably satisfactory to the Parent.

     Section 6.3 Additional Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are also subject to the satisfaction at or prior to the Effective Time of the following further conditions, any or all of which may be waived, in whole or in part, by the Company to the extent permitted by applicable Law:

          (a) the Parent and the Purchaser shall have performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Effective Time, the representations and warranties of the Parent and the Purchaser contained in this Agreement and in any certificate delivered by the Parent or the Purchaser pursuant hereto shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and the Company shall have received a certificate signed by the President or any Vice President of each of the Parent and the Purchaser to the foregoing effect;

          (b) the Company shall have received all documents it may reasonably request relating to the existence of the Parent or the Purchaser and the authority of the Parent or the Purchaser to enter into this Agreement, all in form and substance reasonably satisfactory to the Company.

                                   ARTICLE 7

                                  TERMINATION

     Section 7.1 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the Shareholders):

          (a) by mutual written consent of the Company (such determination to be made on behalf of the Company by the Special Committee in its sole discretion) and the Parent;

          (b) by either the Parent or the Company (such determination to be made on behalf of the Company by the Special Committee in its sole discretion), if the Merger has not been consummated by January 30, 1998; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

          (c) by either the Parent or the Company (such determination to be made on behalf of the Company by the Special Committee in its sole discretion), if there shall be any Law that makes consummation of the Transactions illegal or otherwise prohibited or if any Order enjoining the Parent or the Company from consummating the Transactions is entered and such Order shall become final and nonappealable;

          (d) by either the Parent or the Company if this Agreement and the Transactions shall fail to be approved and adopted by the required vote of the Shareholders and the Public Shareholders of the Company at the Special Meeting called for such purpose, as set forth in Section 6.1(a) above;

          (e) by either the Parent or the Company (such determination to be made on behalf of the Company by the Special Committee in its sole discretion), if, consistent with the terms of this Agreement, the Board of Directors of the Company withdraws, modifies or changes its recommendation of this Agreement or the Transactions in a manner adverse to the Parent or the Purchaser or shall have resolved to do any of the foregoing or the Board of Directors of the Company shall have recommended to the Shareholders of the Company any Competing Transaction or resolved to do so.

     Section 7.2 Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that the agreements contained in Section 8.6 shall survive the termination hereof; provided, however, that, except as specifically provided herein, nothing herein shall relieve any party hereto of liability for any breach of this Agreement.

                                   ARTICLE 8

                                 MISCELLANEOUS

     Section 8.1 Definitions. As used herein, the following terms have the following respective meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Affiliate" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person.

     "Agreement" means this Agreement and Plan of Merger, as the same may be supplemented, modified or amended from time to time.

     "Combination Act" means the Tennessee Business Combination Act, as amended.

     "Company Common Stock" means the common stock, $.001 par value per share, of the Company.

     "Company Subsidiaries" means American Sign & Marketing Services, Inc. and Plasti-Line Columbia, Inc.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Expenses" means all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants and commitment fees and other financing fees and expenses) incurred by the Parent, the Purchaser or the Company or on behalf of any such party in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement and Schedule 13E-3, the solicitation of the shareholder approvals and all other matters related to the consummation of the transactions contemplated hereby.

     "GAAP" means United States generally accepted accounting principles consistently applied.

     "Governmental Authority" means any federal, state, county, local, foreign or other governmental or public agency, instrumentality, commission, authority, board or body, and any court, arbitrator, mediator or tribunal.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all regulations promulgated thereunder.

     "Law" means any code, law, ordinance, regulation, rule or statute of any Governmental Authority.

     "Lien" means any security interest, lien, mortgage, deed to secure debt, deed of trust, pledge, charge, conditional sale or other title retention agreement, or other encumbrance of any kind.

     "Material Adverse Effect" means any matter that would reasonably be expected to affect materially and adversely the business, condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries considered as a whole.

     "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or other Governmental Authority.

     "Person" means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

     "Preferred Stock" means the preferred stock, $.001 par value per share, of the Company.

     "Purchaser Common Stock" means the common stock, $.001 par value per share, of the Purchaser.

     "SEC" means the Securities and Exchange Commission.

     "Surviving Corporation" means the Company as the surviving corporation resulting from the Merger.

     "TBCA" means the Tennessee Business Corporation Act, as amended.

     The following terms are defined in the following Sections of this
Agreement:

              TERM                     SECTION
--------------------------------  -----------------
"Bylaws"                          1.2
"Certificates"                    2.2(b)
"Charter"                         1.2
"Closing"                         1.4
"Closing Date"                    1.4
"Company"                         Opening Paragraph
"Company Disclosure Documents"    3.9(a)
"Company 10-K"                    3.7
"Company 10-Qs"                   3.8
"Competing Transaction"           5.3
"Dissenting Shareholders"         2.1(d)
"Effective Time"                  1.3
"Merger"                          1.2
"Merger Consideration"            2.1(d)
"Parent"                          Opening Paragraph
"Paying Agent"                    2.2(a)
"Proxy Statement"                 1.6(b)
"Purchaser"                       Opening Paragraph
"Schedule 13E-3"                  1.6(b)
"Share"                           2.1
"Shareholders"                    1.1
"Special Committee"               1.1
"Special Meeting"                 1.6(a)
"Subsidiary Securities"           3.6
"Surviving Corporation"           1.2
"Transactions"                    1.1
"Voting Debt"                     3.5

     Section 8.2 Notices. Unless otherwise specifically provided herein, any notice, demand, request or other communication herein requested or permitted to be given shall be in writing and may be personally served, sent by overnight courier service, or sent by telecopy with a confirming copy sent by United States first-class mail, each with any postage or delivery charge prepaid. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as follows:

If to the Company:           Plasti-Line, Inc.
                             c/o James F. Smith, Jr.
                             5508 Heathrow Drive
                             Knoxville, Tennessee 37919
                             Telephone: (423) 588-2878
                             Telecopy: (423) 584-4971

With a copy (which shall
not constitute notice) to:   Bass, Berry & Sims, L.L.P.
                             2700 First American Center
                             Nashville Tennessee 37238-2700
                             Attn: Bob F. Thompson
                             Telephone: (615) 742-6200
                             Telecopy: (615) 742-6293

If to the Parent or the
Purchaser:                   PL Acquisition Corp.
                             P.O. Box 59043
                             Knoxville, Tennessee 37950-9043
                             Attn: James Martin
                             Telephone: (423) 947-8464
                             Telecopy: (423) 947-8565

With a copy (which shall
not constitute notice) to:   Alston & Bird LLP
                             1201 West Peachtree Street
                             Atlanta, Georgia 30309
                             Attn: B. Harvey Hill, Jr.
                             Telephone: (404) 881-7446
                             Telecopy: (404) 881-777

     Any notice provided hereunder shall be deemed to have been given on the date delivered in person, or on the next business day after deposit with an overnight courier service, or on the date received by telecopy transmissions.

     Section 8.3 Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement. Nothing in this Section 8.3 shall relieve any party for any breach of any representation, warranty or agreement in this Agreement occurring prior to termination, except that the Agreements in Article 2 and Section 5.6 hereof and this Section 8.3 shall survive the Effective Time indefinitely and those set forth in Section 8.6 hereof shall survive termination indefinitely.

     Section 8.4 Enforcement of Agreement. Until the Effective Time, the Special Committee shall continue in existence and shall have the right to cause the Company to take any action necessary to enforce the rights of the Company and the obligations of Martin, the Parent and the Purchaser under this Agreement.

     Section 8.5 Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that any such amendment and any such waiver by the Company shall have been approved by the Board of Directors of the Company, acting on the recommendation of the Special Committee; and provided, further, that after the adoption of this Agreement by the Shareholders and the Public Shareholders, no such amendment or waiver shall, without the further approval of such Shareholders and such Public Shareholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company or (ii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 8.6 Expenses. All reasonable Expenses incurred by all parties in connection with this Agreement and the consummation of the Transactions shall be paid by the Company if the transaction is consummated. If the transaction is not consummated, Parent shall pay its expenses related to the transaction of up to $100,000 and the Company shall pay all other expenses, provided that Company shall retain its rights, if any, under Section 7.2. Parent will not take any action to change the Senior Lenders or Subordinated Lender so as to materially increase the expenses payable by the Company without the prior consent of the Company. The Company retains the right to negotiate directly any of the expenses with the third parties that must be paid by the Company pursuant to this Section 8.6.

     Section 8.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that the Parent may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, its rights under this Agreement, but any such transfer or assignment will not relieve the Parent of its obligations under this Agreement or prejudice the rights of shareholders to receive the Merger Consideration for Shares properly surrendered in accordance with Section 2.2. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and assigns.

     Section 8.8 Governing Law. Regardless of the place or places where this Agreement may be executed, delivered or consummated, this Agreement shall be governed by and construed in accordance with the Laws of the State of Tennessee, without regard to any applicable conflicts of Laws.

     Section 8.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     Section 8.10 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     Section 8.11 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

     Section 8.12 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as of the day and year first above written.

                                                   PLASTI-LINE, INC.
Attest:
                                                   By: /s/ JAMES F. SMITH, JR.
       /s/ MARK J. DEUSCHLE                           -----------------------------------------
--------------------------------------------          James F. Smith, Jr.
Mark J. Deuschle, Secretary                           Chairman of the Special Committee
                                                      of the Board of Directors

                                                   PL HOLDING CORP.
Attest:
                                                   By: /s/ JAMES R. MARTIN
      /s/ MARK J. DEUSCHLE,                           -----------------------------------------
--------------------------------------------          James R. Martin
Mark J. Deuschle, Secretary                           Chairman of the Board
                                                      and President